W&R Funds, Inc.

W&R Asset Strategy Fund

W&R Core Equity Fund

W&R High Income Fund

W&R International Growth Fund

W&R Large Cap Growth Fund

W&R Limited-Term Bond Fund

W&R Mid Cap Growth Fund

W&R Money Market Fund

W&R Municipal Bond Fund

W&R Science and Technology Fund

W&R Small Cap Growth Fund

W&R Tax-Managed Equity Fund

6300 Lamar Avenue

Overland Park, Kansas 66202

________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

_________________________

To Shareholders:

 Notice is hereby given that an Annual Meeting of Shareholders ("Meeting") of each of the above-referenced series (each, a "Fund") of W&R Funds, Inc. (the "Corporation") will be held on June 3, 2003, at 2:00 pm, local time at 6300 Lamar Avenue, Overland Park, Kansas 66202, or any adjournment(s) thereof, for the following purposes:

(1)  To elect the Board of Directors of the Corporation;

(2)  For each Fund: To approve or disapprove amendment of the Fund's policy regarding lending;

(3)  For each Fund: To approve or disapprove amendment of the Fund's policy regarding borrowing;

(4)  For the W&R Asset Strategy Fund: To approve or disapprove amendment of the Fund's policy regarding investments in precious metals;

(5)  To approve or disapprove amendment of the Corporation's Articles of Incorporation to change the par value of the Corporation's shares to $0.001;

(6)  To ratify the selection of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending March 31, 2004; and

(7)  To consider and act upon any other business that may properly come before the Meeting or any adjournment(s) thereof.

 You are entitled to vote at the Meeting and any adjournment(s) thereof if you owned Fund shares at the close of business on April 14, 2003 ("Record Date"). If you attend the Meeting, you may vote your shares in person. If you do not expect to attend the Meeting, please either (1) complete, date, sign and properly return the enclosed proxy card(s) in the enclosed postage paid envelope or (2) execute your proxy card electronically by following the electronic proxy instructions included with this Proxy Statement. If you do not sign and return your proxy card(s) by mail or execute them through electronic means, your Fund(s) may incur the additional expense of subsequent mailings in order to have a sufficient number of proxies voted.

 Retain this Notice and Proxy Statement. This is a joint Notice and Proxy Statement for the above-named Funds. The shares you own in a particular Fund may only be voted with respect to that Fund. If you own shares in more than one of the Funds listed above, please vote with respect to each Fund on the proxy cards provided. Please sign, date and properly return any and all proxy cards that are mailed to you or vote them electronically.

By Order of the Board of Directors,

Kristen A. Richards Secretary

April 21, 2003

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY
SHARES YOU OWN.
PLEASE VOTE YOUR PROXY PROMPTLY.

If you own shares of more than one Fund or have multiple accounts, there will be several proxy cards enclosed. Please fill out and return each one, or vote each one electronically.

To avoid the additional expense to the Funds of further solicitation, we ask your cooperation in voting your proxy promptly, no matter how large or small your holdings may be.

W&R Funds, Inc.

W&R Asset Strategy Fund

W&R Core Equity Fund

W&R High Income Fund

W&R International Growth Fund

W&R Large Cap Growth Fund

W&R Limited-Term Bond Fund

W&R Mid Cap Growth Fund

W&R Money Market Fund

W&R Municipal Bond Fund

W&R Science and Technology Fund

W&R Small Cap Growth Fund

W&R Tax-Managed Equity Fund

6300 Lamar Avenue

Overland Park, Kansas 66202

_____________________

PROXY STATEMENT

______________________

Annual Meeting of Shareholders

June 3, 2003

INTRODUCTION

This Proxy Statement is furnished to the shareholders of each of the above-referenced series (each, a "Fund") of W&R Funds, Inc. (the "Corporation") by the Board of Directors of the Corporation in connection with the solicitation of shareholder votes by proxy to be voted at the Annual Meeting of Shareholders or any adjournment(s) thereof ("Meeting") to be held on June 3, 2003, at 2:00 pm, local time at 6300 Lamar Avenue, Overland Park, Kansas 66202. The matters to be acted upon at the Meeting are set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is being first mailed to shareholders on or about April 21, 2003.

The following table summarizes the proposals applicable to each Fund.

Fund Name	Proposal
	No. 1	No. 2	No. 3	No. 4	No. 5	No. 6
W&R Funds, Inc.
W&R Asset Strategy Fund	X	X	X	X	X	X
W&R Core Equity Fund	X	X	X		X	X
W&R High Income Fund	X	X	X		X	X
W&R International Growth Fund	X	X	X		X	X
W&R Large Cap Growth Fund	X	X	X		X	X
W&R Limited-Term Bond Fund	X	X	X		X	X
W&R Mid Cap Growth Fund	X	X	X		X	X
W&R Money Market Fund	X	X	X		X	X
W&R Municipal Bond Fund	X	X	X		X	X
W&R Science and Technology Fund	X	X	X		X	X
W&R Small Cap Growth Fund	X	X	X		X	X
W&R Tax-Managed Equity Fund	X	X	X		X	X

The close of business on April 14, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting ("Record Date"). The presence at the Meeting, in person or by proxy, of shareholders entitled to cast one-third of the votes is required for a quorum. If a quorum is not present, or if a quorum is present at the Meeting but sufficient votes to approve a Proposal are not received, the persons named as proxies (or their substitutes) may propose one or more adjournments of such Meeting to permit further solicitation of proxies. Subject to the rules established by the Chairman of the Meeting, any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote "For" such Proposal in favor of an adjournment and will vote those proxies required to be voted "Against" such Proposal against such adjournment. A shareholder vote may be taken on one or more of the Proposals described in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

The individuals named as proxies (or their substitutes) in the enclosed proxy card (or cards if you own shares of more than one Fund or have multiple accounts) will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. You may direct the proxy holders to vote your Fund shares on a Proposal by checking the appropriate box "For" or "Against," or instruct them not to vote those shares on the Proposal by checking the "Abstain" box. Alternatively, you may simply sign, date and return, or electronically execute, your proxy card (or cards) with no specific instructions as to the Proposals. If you properly execute your proxy and give no voting instructions with respect to a proposal on which you are entitled to vote, your shares will be voted "For" the Proposal. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting.

 Each full share of a Fund that is issued and outstanding on the Record Date is entitled to one vote, and each fractional share issued and outstanding on the Record Date is entitled to a proportionate share of one vote. All shareholders of the Corporation vote together with respect to the election of Directors (Proposal 1), the approval of the amendment of the Corporation's Articles of Incorporation to change the par value of the Corporation's shares (Proposal 5), and ratification of the selection of the Corporation's independent auditors (Proposal 6). With respect to the approval of the amendment of the policy regarding lending (Proposal 2) and the approval of the amendment to the policy regarding borrowing (Proposal 3) the shareholders of each Fund vote separately as to that Fund. With respect to the approval of the amendment of the policy regarding investments in precious metals (Proposal 4), only shareholders of W&R Asset Strategy Fund shall vote.

"Broker non-votes" are shares held in street or nominee name for which the broker or nominee indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and with respect to which the broker or nominee does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against any adjournment or Proposals 2, 3, 4, 5, and 6, but will have no effect on the election of the Directors because the required vote for Proposal 1 is a plurality (i.e., the nine nominees who receive the most votes) of the votes cast.

You may revoke your proxy at any time prior to its use: (a) by written notice of its revocation to the Secretary of the Corporation at the above address prior to the Meeting; (b) by subsequent execution and return of another proxy prior to the Meeting; or (c) by being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of your proxy.

 Information as to the number of outstanding shares of each Fund, as of March 28, 2003, is set forth in Exhibit A. A listing of the owners of more than 5% of the shares of any Fund, as of March 31, 2003, is set forth in Exhibit B. To the knowledge of the Corporation's management, the executive officers and Directors of the Corporation, as a group, owned less than 1% of the outstanding shares of any Fund as of March 28, 2003.

Shareholders of a Fund may obtain, free of charge, copies of the Fund's annual and semiannual reports by writing the Fund at 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217 or by calling toll free 888-WADDELL.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THEM.

PROPOSAL 1: ELECTION OF DIRECTORS

Discussion

The Board of Directors of the Corporation consists of one class of directors. Each nominee has consented to his or her nomination and agreed to serve if elected. Each of Joseph Harroz, Jr., Henry J. Herrmann, Eleanor B. Schwartz and Keith A. Tucker is currently a Director of the Corporation and serves pursuant to election by shareholders. Each of these current Directors is also a director or trustee of the other funds in the Waddell & Reed Advisors Funds, W&R Funds, Inc., W&R Target Funds, Inc., Waddell & Reed InvestEd Portfolios, Inc. and the Ivy Fund (the "Fund Complex"), which currently numbers 63 funds. If any of the nominees for election as a Director of the Corporation should not be available for election, the persons named as proxies (or their substitutes) may vote for other persons in their discretion. Management has no reason to believe that any nominee will be unavailable for election.

The current Directors of the Corporation will resign upon the election of their respective successors. If the nominees identified below are not elected, the current Directors will continue in office.

The names of the nominees and of the Corporation's executive officers and their respective offices and principal occupations during the last five years are set forth below. The business address of each listed person is 6300 Lamar Avenue, Overland Park, Kansas 66202.

Nominees for Election as Directors of the Corporation
Name and Age	Position(s) Held with Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen or to be Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director
Disinterested Directors or Nominees*
Jarold W. Boettcher (62)			President of Boettcher Enterprises, Inc. (diversified agricultural products and services); President of Boettcher Supply, Inc. (electrical and plumbing supplies distributor).	28	Director of Guaranty State Bank & Trust Co.; Director of Guaranty, Inc.

[1]The Waddell & Reed Advisors Funds consist of: Waddell & Reed Advisors Asset Strategy Fund, Inc., Waddell & Reed Advisors Cash Management, Inc., Waddell & Reed Advisors Continental Income Fund, Inc., Waddell & Reed Advisors Fixed Income Funds, Inc., Waddell & Reed Advisors Funds, Inc., Waddell & Reed Advisors Global Bond Fund, Inc., Waddell & Reed Advisors High Income Fund, Inc., Waddell & Reed Advisors International Growth Fund, Inc., Waddell & Reed Advisors Municipal Bond Fund, Inc., Waddell & Reed Advisors Municipal High Income Fund, Inc., Waddell & Reed Advisors New Concepts Fund, Inc., Waddell & Reed Advisors Retirement Shares, Inc., Waddell & Reed Advisors Small Cap Fund, Inc., Waddell & Reed Advisors Tax-Managed Equity Fund, Inc., Waddell & Reed Advisors Value Fund, Inc., and Waddell & Reed Advisors Vanguard Fund, Inc.

James D. Gressett (52)			CEO of PacPizza, Inc.; Secretary of Street Homes, LLP; formerly, President of Alien, Inc. (real estate development).	28	Director of Collins Financial Services.
Joseph Harroz, Jr. (36)	Director	Since November 18, 1998	General Counsel, University of Oklahoma, Cameron University and Rogers State University; University-wide Vice President of the University of Oklahoma; Adjunct Professor of Law, University of Oklahoma College of Law; Managing Member, Harroz Investment, LLC (commercial real estate); Managing Member, JHJ Investments, LLC (commercial real estate).	63	None.
Glendon E. Johnson, Jr.ª (51)			Of Counsel, Lee & Smith, PC (law firm); Member/Manager, Castle Valley Ranches, LLC; formerly, Partner, Kelley, Drye & Warren LLP (law firm).	28	None.
Eleanor B. Schwartz (66)	Director	Since July 12, 1995	Professor of Business Administration, University of Missouri-Kansas City; formerly, Chancellor, University of Missouri-Kansas City.	63	None.
Michael G. Smith (58)			Retired; formerly, Managing Director-Institutional Sales, Merrill Lynch.	28	None.
Edward M. Tighe (60)			Chairman, CEO and Director of JBE Technology Group, Inc. (telecommunications and computer network consulting); President of Global Mutual Fund Services Inc.; President and CEO of Global Technology.	28	Director of Hansberger Institutional funds; Director of Asgard Holding, LLC.
Interested Directors**
Keith A. Tucker (58)	Chairman of the Board; Director	Since 1998; Since 1993	Chairman of the Board, Chief Executive Officer and Director of Waddell & Reed Financial, Inc. (WDR); formerly, Principal Financial Officer of WDR; Chairman of the Board and Director of Waddell & Reed, Inc. (W&R), Waddell & Reed Investment Management Company (WRIMCO) and Waddell & Reed Services Company (WRSCO); formerly, Vice Chairman of the Board of Directors of Torchmark Corporation; formerly, Chairman of the Board of Directors of Torchmark Distributors, Inc.	63	None.
Henry J. Herrmann (60)	President; Director	Since 2001; Since 1998	President, Chief Investment Officer and Director of WDR; formerly, Treasurer of WDR; Director of W&R; President, Chief Executive Officer, Chief Investment Officer and Director of WRIMCO; President, Chief Executive Officer and Director of Ivy Acquisition Corp. and Ivy Management, Inc., affiliates of WRIMCO.	63	Director of Austin, Calvert & Flavin, Inc. and Ivy Services, Inc., affiliates of WDR.

* Disinterested Directors and nominees are those who are not "interested persons" of the Corporation within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act").

ª Mr. Johnson's father, Glendon E. Johnson, is currently a Disinterested Director of each of the funds in the Fund Complex other than the Ivy Fund.

** Interested Directors are those who are "interested persons" of the Corporation within the meaning of the 1940 Act. Messrs. Tucker and Herrmann are "interested persons" by virtue of their current or former engagement as officers of WDR or its wholly-owned subsidiaries, including the Funds' investment advisor, WRIMCO, the Funds' principal underwriter, W&R, and the Funds' transfer agent, WRSCO, as well as by virtue of their personal ownership of shares of WDR.

 Each of Jarold W. Boettcher, James D. Gressett, Joseph Harroz Jr., Glendon E. Johnson Jr., Eleanor B. Schwartz, Michael G. Smith, and Edward M. Tighe was recommended by the Nominating Committee of the Board of Directors. At the meeting of the Board of Directors on February 19, 2003, the Directors of the Corporation, including the Directors who are not "interested persons" of the Corporation, as defined in the 1940 Act ("Disinterested Directors"), unanimously approved the nomination of the foregoing persons to serve as Directors and directed that the election of these nominees be submitted to the Corporation's shareholders.

 If elected, the Directors will hold office without limit in time until the next annual meeting of the Corporation and his or her successor is elected and qualified except (a) any Director may resign, and (b) any Director may be removed by shareholders upon an affirmative vote of a majority of all the shares entitled to be cast for the election of Directors.

 The Board of Directors of the Corporation met four times during the most recent fiscal year. Each of the nominees who is an incumbent Director attended at least 75% of the total number of meetings of the Board of Directors and all meetings held by committees of the Board on which the Director served.

 The Board has established the following standing committees: Audit Committee, Executive Committee, Nominating Committee, Valuation Committee and Investment Review Committee. The respective duties and current memberships of these committees are described below.

 Audit Committee. The Audit Committee meets with the Corporation's independent auditors, internal auditors and corporate officers to discuss the scope and results of the annual audit of the Funds, to review financial statements, reports, compliance matters, and to discuss such other matters as the Committee deems appropriate or desirable. The Committee acts as a liaison between the Corporation's independent auditors and the full Board of Directors. David P. Gardner, James M. Concannon, Linda K. Graves and Robert L. Hechler are the members of the Audit Committee. During the fiscal year ended March 31, 2003, the Audit Committee met four times.

 Executive Committee. When the Board is not in session, the Executive Committee has and may exercise any or all of the powers of the Board in the management of the business and affairs of the Fund except the power to increase or decrease the size of, or fill vacancies on the Board, and except as otherwise provided by law. Keith A. Tucker, Glendon E. Johnson and John A. Dillingham are the members of the Executive Committee. During the fiscal year ended March 31, 2003, the Executive Committee did not meet.

 Nominating Committee. The Nominating Committee evaluates, selects and recommends to the Board candidates for Disinterested Directors. Glendon E. Johnson, Eleanor B. Schwartz and Frederick Vogel III are the members of the Nominating Committee. During the fiscal year ended March 31, 2003, the Nominating Committee met once.

 Valuation Committee. The Valuation Committee reviews and considers valuation recommendations by management for securities for which market quotations are not available, and values such securities and other assets at fair value as determined in good faith under procedures established by the Board. Keith A. Tucker and Henry J. Herrmann are the members of the Valuation Committee. During the fiscal year ended March 31, 2003, the Valuation Committee met 11 times.

 Investment Review Committee. The Investment Review Committee considers such matters relating to the investment management of the Funds as the Committee may, from time to time, determine warrant review, such as investment management policies and strategies, investment performance, risk management techniques and securities trading practices, and may make recommendations as to these matters to the Board. Frederick Vogel III, Joseph Harroz, Jr. and David P. Gardner are the members of the Investment Review Committee. During the fiscal year ended March 31, 2003, the Investment Review Committee met once.

 The following table sets forth information concerning the compensation of the Directors of the Corporation. The funds in the Fund Complex, other than Ivy Fund, pay to each Director (other than Directors who are affiliates of W&R), an annual base fee of $65,500 (of which at least $7,500 is deferred), plus $4,250 for each meeting of the Board attended, plus reimbursement of expenses for attending such meeting, and $500 for each committee meeting attended which is not in conjunction with a Board meeting. The fees to the Directors are divided among the funds in the Fund Complex, other than Ivy Fund, based on each fund's relative size. The Ivy Fund paid to each Trustee annual compensation of $25,000 for its fiscal year ended December 31, 2002. During the fiscal year ended March 31, 2003, the Directors received the following fees for service as a director:

COMPENSATION TABLE
Name of Director	Aggregate Compensation From Corporation	Total Compensation From Corporation and Fund Complex Paid to Director[2]
Joseph Harroz, Jr.	$3,818	$82,500
Henry J. Herrmann[1]	0	0
Eleanor B. Schwartz	$3,818	$82,500
Keith A. Tucker[1]	0	0

1Directors who are also affiliated persons, as defined by the 1940 Act, of W&R receive no salary, fees or compensation from the Corporation or any of the other funds in the Fund Complex.

2No pension or retirement benefits have been accrued as a part of Corporation expenses.

The Board of Directors of the Corporation has created an honorary position of Director Emeritus. The Director Emeritus policy currently provides that an incumbent Director who has attained the age of 70 may, or if initially elected as a Director on or after May 31, 1993, and has attained the age of 75 must, resign his or her position as Director and, unless he or she elects otherwise, will serve as Director Emeritus provided that the Director has served as a Director of the Corporation for at least five years, which need not have been consecutive. A Director Emeritus receives an annual fee from the Corporation in an amount equal to the annual retainer at the time he or she resigned as a Director; provided that a Director initially elected to a Board of Directors on or after May 31, 1993, receives such annual fee only for a period of three years commencing upon the date the Director began his or her service as Director Emeritus, or in an equivalent lump sum. A Director Emeritus receives these fees in recognition of his or her past services, whether or not services are rendered in his or her capacity as Director Emeritus, but he or she has no authority or responsibility with respect to management of the Funds. Currently, six retired Directors of the Corporation serve as Directors Emeritus. During the fiscal year ended March 31, 2003, the Directors Emeritus received the following fees for service:

COMPENSATION TABLE
Name of Director Emeritus	Aggregate Compensation From Corporation	Total Compensation From Corporation and Fund Complex Paid to Director
Henry L. Bellmon	$2,224	$48,000
Jay B. Dillingham	$2,038	$44,000
William T. Morgan*	$3,434	$74,000
Doyle Patterson	$2,038	$44,000
Ronald K. Richey	$2,224	$48,000
Paul S. Wise	$2,224	$48,000

*Mr. Morgan resigned as of June 1, 2002.

Directors' and Nominees' Ownership of Fund Shares

As of April 1, 2003

Name of Director or Nominee	Dollar Range of Equity Securities Owned in the Corporation	Aggregate Dollar Range of Shares Owned in all Funds Overseen or to be Overseen by Director or Nominee in the Family of Investment Companies*
Disinterested Directors
Jarold W. Boettcher	$0	$0
James D. Gressett	$0	$0
Joseph Harroz, Jr.	$0	$10,001-$50,000
Glendon E. Johnson, Jr.	$0	$0
Eleanor B. Schwartz	$0	$0
Michael G. Smith	$0	$0
Edward M. Tighe	$0	$10,001-$50,000
Interested Directors
Henry J. Herrmann	$0	over $100,000
Keith A. Tucker	W&R Limited-Term Bond Fund: $50,001-$100,000	over $100,000

Joseph Harroz, Jr. and Eleanor B. Schwartz, as current Directors of the Family of Investment Companies, have each deferred a portion of their annual compensation. James D. Gressett, Micheal G. Smith and Edward M. Tighe, as current Trustees of Ivy Fund have each deferred a portion of their annual compensation. The values of these deferred accounts are:

As of April 1, 2003

Name of Director or Nominee	Dollar Range of Equity Securities Deemed to be Owned in the Corporation	Aggregate Dollar Range of Shares Deemed to be Owned in all Funds Overseen or to be Overseen by Director or Nominee in the Family of Investment Companies*
Disinterested Directors
James D. Gressett	W&R Large Cap Growth--$1-$10,000 W&R Mid Cap Growth--$1-$10,000 W&R Small Cap Growth--$1-$10,000	$1-$10,000
Joseph Harroz, Jr.	$0	$50,001-$100,000
Eleanor B. Schwartz	$0	$1-$10,000
Michael G. Smith	W&R International Growth--$1-$10,000	$1-$10,000
Edward M. Tighe	W&R Asset Strategy Fund--$1-$10,000 W&R Science and Tech. Fund--$1-10,000	$1-$10,000

*Family of Investment Companies includes: The Corporation, W&R Target Funds, Inc., Waddell & Reed InvestEd Portfolios, Inc., Waddell & Reed Advisors Asset Strategy Fund, Inc., Waddell & Reed Advisors Cash Management, Inc., Waddell & Reed Advisors Continental Income Fund, Inc., Waddell & Reed Advisors Fixed Income Funds, Inc., Waddell & Reed Advisors Funds, Inc., Waddell & Reed Advisors Global Bond Fund, Inc., Waddell & Reed Advisors High Income Fund, Inc., Waddell & Reed Advisors International Growth Fund, Inc., Waddell & Reed Advisors Municipal Bond Fund, Inc., Waddell & Reed Advisors Municipal High Income Fund, Inc., Waddell & Reed Advisors New Concepts Fund, Inc., Waddell & Reed Advisors Retirement Shares, Inc., Waddell & Reed Advisors Small Cap Fund, Inc., Waddell & Reed Advisors Tax-Managed Equity Fund, Inc., Waddell & Reed Advisors Value Fund, Inc., and Waddell & Reed Advisors Vanguard Fund, Inc.

Beneficial or Record Ownership in Affiliated Entities*

As of March 31, 2003

Name of Director or Nominee	Name of Owners and Relationships to Director or Nominee	Company	Title of Class	Value of Securities	Percent of Class
Jarold W. Boettcher		WDR		$0
James D. Gressett		WDR		$0
Joseph Harroz, Jr.		WDR		$0
Glendon E. Johnson, Jr.		WDR		$0
Eleanor B. Schwartz		WDR		$0
Michael G. Smith		WDR		$0
Edward M. Tighe		WDR		$0

*Affiliated Entities, for the purpose of this disclosure, means WDR.

Executive Officers of the Corporation

 The executive officers of the Corporation, other than those who serve as Directors, are set forth below. Each executive officer, as such, is an "interested person" of the Corporation. The business address of each listed person is 6300 Lamar Avenue, Overland Park, Kansas 66202. Officers of the Corporation are appointed by the Board of Directors and serve at the pleasure of the Board. Each of the executive officers set forth below holds the same position with the Corporation as with the other funds in the Family of Investment Companies.

Name and Age	Position(s) Held with the Corporation and Length of Time Served	Principal Occupation(s)
Theodore W. Howard (61)	Vice President since 1992 Treasurer since 1992 Principal Accounting Officer since 1992 Principal Financial Officer since 2002

Senior Vice President of WRSCO; Vice President, Treasurer, Principal Accounting Officer and Principal Financial Officer of each of the funds in the Fund Complex; Vice President and Assistant Treasurer of Ivy Fund; formerly, Vice President of WRSCO

Kristen A. Richards (35)	Vice President since 2000 Associate General Counsel since 2000 Secretary since 2000

Vice President, Associate General Counsel and Chief Compliance Officer of WRIMCO; Vice President, Secretary and Associate General Counsel of each of the funds in the Fund Complex; Vice President, Associate General Counsel and Chief Compliance Officer of WRIICO; Vice President and Secretary of Ivy Fund; formerly, Assistant Secretary of each of the funds in the Fund Complex; formerly, Compliance Officer of WRIMCO

Daniel C. Schulte (37)	Vice President since 2000 General Counsel since 2000 Assistant Secretary since 2000

Vice President, Secretary and General Counsel of WDR; Senior Vice President, Secretary and General Counsel of W&R, WRIMCO and WRSCO; Vice President, General Counsel and Assistant Secretary of each of the funds in the Fund Complex; Senior Vice President, General Counsel and Assistant Secretary of ISI and WRIICO; Vice President and Assistant Secretary of Ivy Fund; formerly, Assistant Secretary of WDR; formerly, an attorney with Klenda, Mitchell, Austerman & Zuercher, L.L.C.

Required Vote:

 The election of Directors of the Corporation requires the favorable vote of the holders of a plurality of the shares cast in person or by proxy of the Corporation, provided a quorum is present. A plurality vote means that the nine nominees receiving the most votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR PROPOSAL 1.

PROPOSAL 2: AMENDMENT OF EACH FUND'S POLICY REGARDING LENDING

Discussion

 The primary purposes of this Proposal are to amend each Fund's fundamental investment restriction regarding lending (1) to allow the Fund to engage in lending to the full extent permitted under the 1940 Act and/or (2) to permit the Fund to engage in an Inter-fund Lending Program (as described below) if the Corporation and the other funds in the Fund Complex receive the necessary exemptive relief from the Securities Exchange Commission (the "SEC").

The Funds' current fundamental policy on lending is as follows:

No Fund may lend money or other assets, other than through certain limited types of loans; however, each Fund may buy debt securities and other obligations consistent with its goal(s) and its other investment policies and restrictions, may enter into repurchase agreements (see Repurchase Agreements) and, except W&R Municipal Bond Fund, may lend its portfolio securities to the extent allowed, and in accordance with the requirements, under the 1940 Act and as consistent with its goal(s) and its other investment policies and restrictions.

The following interpretation applies to, but is not part of, this fundamental restriction: the Fund's investments in master notes and similar instruments will not be considered to be the making of a loan.

The Board recommends that shareholders of each Fund vote to modify the policy set forth above and replace it with the following as to that Fund:

The Fund may not make loans, except that the Fund may purchase or hold debt instruments in accordance with its investment objective and policies, lend Fund securities in accordance with its investment objective and policies and enter into repurchase agreements, to the extent allowed, and in accordance with the requirements, under the 1940 Act. For purposes of this restriction, the participation of the Fund in a credit facility whereby the Fund may directly lend and borrow money for temporary purposes, provided that the loans are made in accordance with an order of exemption from the Securities and Exchange Commission and any conditions thereto, will not be considered the making of a loan.

A Fund's adoption of the proposed amended restriction on lending is not expected to have a material impact on the way the Fund is managed or the types of securities or instruments in which it invests. A Fund's use of lending will remain subject to, and be implemented only to the extent consistent with, its goal(s) and other investment policies and restrictions. None of the Funds currently intends to lend assets other than securities to other parties, except in accordance with the Inter-fund Lending Program described below. If this Proposal is approved for W&R Municipal Bond Fund, the Board of Directors intends to adopt a non-fundamental policy for that Fund to prohibit it from lending its portfolio securities in order to maintain the current exclusion of securities lending from the Fund's permitted investment strategies. A non-fundamental policy can be changed by the Board of Directors without shareholder approval.

Description of the Proposed Inter-fund Lending Program

As authorized by the Board at a meeting on November 12-13, 2002, the Corporation plans to file an application with the SEC requesting an order that would permit each Fund to participate in a credit facility whereby each Fund, under certain conditions, would be permitted to lend money directly to and borrow directly from other funds in the Fund Complex for temporary purposes. It is anticipated that the credit facility will provide a borrowing Fund with significant savings at times when the cash position of the Fund is insufficient to meet temporary cash requirements. This situation could arise when shareholder redemptions exceed anticipated volumes and the Fund has insufficient cash on hand to satisfy such redemptions. Similarly, if a Fund liquidated portfolio securities to meet redemption requests, it would typically not receive payment in settlement for up to three days (or longer for certain foreign transactions). The credit facility would provide a source of immediate, short-term liquidity pending settlement of the sale of portfolio securities.

The credit facility would both reduce a Fund's potential borrowing costs and enhance the ability of a lending Fund to earn higher rates of interest on its short-term lendings. Although the proposed credit facility would reduce the Funds' need to borrow from banks, the Funds would be free to continue existing lines of credit or establish new lines of credit or other borrowing arrangements with banks.

While bank borrowings generally could supply needed cash to cover unanticipated redemptions, a borrowing Fund would incur commitment fees and/or other charges involved in obtaining a bank loan. Under the proposed credit facility, a borrowing Fund would pay lower interest rates than would be payable under short-term loans offered by banks. In addition, a Fund making short-term cash loans directly to other funds would earn interest at a rate higher than they otherwise would earn by investing its cash in repurchase agreements or purchasing shares of a money market fund. Thus, the proposed credit facility would benefit both borrowing and lending funds.

The method of allocating borrowing demand and available cash for lending among the funds and related administrative procedures would be approved by the Corporation's Board or Directors, including a majority of the Disinterested Directors, to ensure that both borrowing and lending Funds participate on an equitable basis. WRIMCO would report quarterly to the Board on the participation of the various Funds in the credit facility. The Board would review at least quarterly each Fund's participation in the credit facility to ensure that transactions are effected in compliance with the SEC exemptive order permitting such transactions, and would review at least annually the continuing appropriateness of (i) the administrative procedures, (ii) the interest rate to be charged to the Funds on any loan made pursuant to the proposed credit facility, and (iii) the Funds' participation in the proposed credit facility.

WRIMCO would (i) monitor the interest rates charged and the other terms and conditions of the loans, (ii) limit the borrowings and loans entered into by each Fund to ensure that they comply with the Fund's investment policies and limitations, (iii) ensure equitable treatment of each Fund, and (iv) make quarterly reports to the Board concerning any transactions by the Funds under the credit facility and the interest rates charged. WRIMCO would also administer the credit facility as part of its duties under its existing Investment Management Agreement with respect to each Fund and would receive no additional fee as compensation for its services.

There is no guarantee that the Funds will receive exemptive relief from the SEC to permit the Funds to participate in the Inter-Fund Lending Program.

Required Vote:

 Approval of this Proposal, with respect to a Fund, requires the affirmative vote of a majority of the outstanding voting securities of that Fund, which for this purpose means the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if more than 50% of the outstanding shares of the Fund are so present or represented or (2) more than 50% of the outstanding shares of the Fund.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3: AMENDMENT OF EACH FUND'S POLICY REGARDING BORROWING

Discussion

The purpose of Proposal 3, for all Funds except W&R Asset Strategy Fund, is to amend each Fund's fundamental investment restriction regarding borrowing (1) to allow the Fund to engage in borrowing to the full extent permitted under the 1940 Act and/or (2) to permit the Fund to engage in an Inter-fund Lending Program as described above if the Corporation and the other funds in the Fund Complex receive the necessary exemptive relief from the SEC. The purpose of Proposal 3, with respect to W&R Asset Strategy Fund, is to make its fundamental investment restriction regarding borrowing to be consistent with the other Funds and, as such, would also permit that Fund to borrow for temporary purposes.

The Funds' current fundamental policy on borrowing is as follows:

No Fund may issue senior securities. Each Fund may, however, issue additional series and classes of shares in accordance with the Articles of Incorporation.

Each Fund (other than W&R Asset Strategy Fund and W&R Mid Cap Growth Fund) may not borrow money, except that these Funds may borrow money (and pledge assets in connection therewith) from banks for temporary, extraordinary or emergency purposes but only up to 5% of their respective total assets (10% of the total assets of W&R Money Market Fund).

W&R Asset Strategy Fund may borrow money only for emergency or extraordinary purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of the value of its total assets (less liabilities other than borrowings). Any borrowings that come to exceed 33 1/3% of the value of W&R Asset Strategy Fund's total assets by reason of a decline in net assets will be reduced within three days to the extent necessary to comply with the 33 1/3% limitation. For purposes of this limitation, three days means three days, exclusive of Sundays and holidays.

W&R Money Market Fund may not pledge, mortgage, or hypothecate assets as security for indebtedness except to secure permitted borrowings.

The Board recommends that shareholders of each Fund vote to modify the policy set forth above and replace it with the following as to that Fund:

No Fund may issue senior securities. Each Fund may, however, issue additional series and classes of shares in accordance with the Articles of Incorporation.

Each Fund may borrow money only for temporary, emergency or extraordinary purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of the value of its total assets less liabilities (other than borrowings). Any borrowings that come to exceed 33 1/3% of a Fund's total assets less liabilities (other than borrowings) will be reduced within three days (not including Sundays and holidays) to the extent necessary to comply with the 33 1/3% limitation.

Currently, the fundamental policy for all Funds, except W&R Asset Strategy Fund, is significantly more restrictive than the policy required by the 1940 Act. Consistent with 1940 Act requirements, this Proposal increases from 5% (from 10% in the case of W&R Money Market Fund) to 33 1/3% the amount those Funds may borrow as a percentage of their total assets. Further, the current policy permits the Funds (other than W&R Asset Strategy Fund) to borrow only from banks and thus would preclude implementation of the proposed Inter-fund Lending Program.

A Fund's adoption of the proposed amended restriction on borrowing is not expected to have a material impact on the way the Fund is managed or the types of securities or instruments in which it invests. A Fund's use of borrowing will remain subject to, and be implemented only to the extent consistent with, its goal(s) and other investment policies and restrictions.

W&R Asset Strategy Fund currently has a non-fundamental investment restriction that allows it to only borrow money from a bank and prevents the Fund from purchasing any security while borrowings representing more than 5% of its total assets are outstanding. The W&R Mid Cap Growth Fund has a non-fundamental investment restriction that allows it to borrow only from banks and only to the extent that the value of its assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings including the proposed borrowing. These non-fundamental investment limitations may be changed without shareholder approval. If this Proposal is approved for W&R Asset Strategy Fund, the Board of Directors plans to modify the forgoing non-fundamental policy as may be necessary to implement the Inter-fund Lending Program, if the requested exemptive relief is received from the SEC. Similarly, the Board of Directors plans to revise W&R Mid-Cap Growth Fund's non-fundamental investment restriction regarding borrowing if this Proposal is approved as to that Fund.

Required Vote:

Approval of this Proposal, with respect to a Fund, requires the affirmative vote of a majority of the outstanding voting securities of that Fund, which for this purpose means the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if more than 50% of the outstanding shares of the Fund are so present or represented or (2) more than 50% of the outstanding shares of the Fund.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 3.

PROPOSAL 4: AMENDMENT OF W&R ASSET STRATEGY FUND'S POLICY REGARDING INVESTMENT IN PRECIOUS METALS

Discussion

The purpose of Proposal 4 is to revise the fundamental investment restriction regarding investments in commodities to allow W&R Asset Strategy Fund to invest in precious metals as a regular investment strategy of the Fund.

W&R Asset Strategy Fund's current fundamental policy on investments in commodities is as follows:

W&R Asset Strategy Fund may not purchase or sell physical commodities, except that this fund may purchase and sell precious metals for temporary, defensive purposes; however, this policy shall not prevent this Fund from purchasing and selling foreign currency, futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

The Board recommends that shareholders of W&R Asset Strategy Fund vote to modify the policy set forth above and replace it with the following:

W&R Asset Strategy Fund may not purchase or sell physical commodities, except that this Fund may purchase and sell precious metals; however, this policy shall not prevent this Fund from purchasing and selling foreign currency, futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

Currently, W&R Asset Strategy Fund is permitted to purchase or sell precious metals only for temporary, defensive purposes. By approving the proposed amendment to W&R Asset Strategy Fund's fundamental policy, the Fund's shareholders would provide the Fund with greater flexibility to purchase and sell precious metals if WRIMCO determines that, consistent with the Fund's investment objective and other policies, it is appropriate to do.

The ability of W&R Asset Strategy Fund to purchase and sell precious metals, such as gold, silver and platinum, may allow it to benefit from a potential increase in the price of the precious metal or stability in the price at a time when the value of securities may be declining. Prices of precious metals are affected by various factors, such as economic conditions, political events and monetary policies. As a result, the price of gold, silver or platinum may fluctuate widely. The sole source of return to the Fund from an investment in a precious metal will be gain, if any, realized upon sale; a negative return will be realized if the precious metal is sold at a loss. Investments in precious metals do not provide a yield to the Fund, and holding precious metals may result in increased costs to the Fund, such as custodian fees. W&R Asset Strategy's direct investment in precious metals is limited by tax considerations.

Required Vote:

Approval of this Proposal requires the affirmative vote of a majority of the outstanding voting securities of W&R Asset Strategy Fund, which for this purpose means the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if more than 50% of the outstanding shares of the Fund are so present or represented or (2) more than 50% of the outstanding shares of the Fund.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 4.

PROPOSAL 5: AMENDMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION TO CHANGE THE PAR VALUE OF

THE CORPORATION'S SHARES

Discussion

 Shareholders are being asked to approve the amendment of the Corporation's Articles of Incorporation to change the par value of all Corporation stock to $0.001 per share. The proposed change in par value would be applicable to all authorized shares, whether issued or unissued, of the Corporation. The proposed change in par value will have no effect on any existing rights of the shares; rather, the proposed change will reduce the fees that the Corporation would otherwise pay to increase its authorized shares.

Maryland law requires that a Corporation pay a capitalization fee based on the aggregate par value of the Corporation's capital stock, or any increase thereof. Capitalization fees are assessed under Maryland Code Ann. §1-204 based on the following schedule:

Aggregate Par Value of Capital Stock	Fee
Not over $100,000	$20
Over $100,000 but not over $1,000,000	$20, plus $1 for each $5,000 or fractional part of $5,000 that exceeds $100,000
Over $1,000,000 but not over $2,000,000	$200, plus $10 for each $100,000 or fractional part of $100,000 that exceeds $1,000,000
Over $2,000,000 but not over $5,000,000	$300, plus $15 for each $500,000 or fractional part of $500,000 that exceeds $2,000,000
Over $5,000,000	$390, plus $20 for each $1,000,000 or fractional part of $1,000,000 that exceeds $5,000,000

The current par value of the Corporation's stock is $0.01. Shareholder approval of the proposed reduction to a par value of $0.001 could provide significant savings to any Fund that, as a result of future sales of its shares, needed to increase the number of its authorized shares. Therefore, management recommended, and the Board of Directors has approved, the amendment of the Corporation's Articles of Incorporation to change the par value of all shares of the Corporation to $0.001 per share.

Required Vote:

 Approval of this Proposal requires the affirmative vote of a majority of outstanding shares of the Corporation, provided a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 5.

PROPOSAL 6: RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Discussion

 The Corporation's Board of Directors has selected Deloitte & Touche LLP as the Corporation's independent public accountants to audit the accounts of the Fund for the fiscal year ending March 31, 2004. The shareholders of the Corporation are entitled to vote for or against the ratification of the selection of Deloitte & Touche LLP for the Corporation.

 Deloitte & Touche LLP audited the Corporation's financial statements for the preceding fiscal year and certain prior years. Deloitte & Touche LLP, 1010 Grand Boulevard, Kansas City, Missouri 64106-2232, serves as independent public accountants for the Corporation and provides audit services, tax return preparation and assistance and consultation in connection with the review of the Corporation's filings with the SEC. In the opinion of the Audit Committee, the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of the Corporation's public accountants. Deloitte & Touche LLP has advised the Corporation that neither it nor any of its partners has any direct or indirect financial interest in or connection with the Corporation, except in Deloitte & Touche LLP's capacity as the Corporation's independent public accountants, or the Corporation's affiliates. Deloitte & Touche LLP has been the Corporation's independent public accountants since November 6, 1996.

 Deloitte and Touche LLP is not expected to have a representative present at the Meeting but will be available should any matter arise requiring its presence.

Audit Fees

 The fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the annual financial statements of each Fund for its fiscal year ended March 31, 2003, are as follows:

Fund	Audit Fees
W&R Asset Strategy Fund	$13,014.00
W&R Core Equity Fund	19,271.00
W&R High Income Fund	11,770.00
W&R International Growth Fund	17,573.00
W&R Large Cap Growth Fund	16,008.00
W&R Limited-Term Bond Fund	12,812.00
W&R Mid Cap Growth Fund	15,959.00
W&R Money Market Fund	11,549.00
W&R Municipal Bond Fund	12,767.00
W&R Science and Technology Fund	12,630.00
W&R Small Cap Growth Fund	18,065.00
W&R Tax-Managed Equity Fund	15,300.00

Financial Information Systems Design and Implementation Fees

 For the Corporation's fiscal year ended March 31, 2003, Deloitte & Touche LLP billed no fees for professional services rendered to the Corporation, WRIMCO or any affiliate of WRIMCO for information technology services relating to financial information systems design and implementation.

All Other Fees

 For the Corporation's fiscal year ended March 31, 2003, there were no other fees billed by Deloitte & Touche LLP for services rendered to the Corporation, WRIMCO or any affiliate of WRIMCO.

Required Vote:

 The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares represented at the meeting, provided a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 6.

ADDITIONAL INFORMATION

The solicitation of proxies will be made primarily by mail, oral communications, telephone, or other permissible electronic means by representatives of W&R, W&R affiliates, certain broker-dealers (who may be specifically compensated for such services). Total costs of the Meeting, including the costs of solicitation, are estimated at $175,000 and will be borne by both the Corporation and WRIMCO. Each Fund will pay a portion of the total costs of the Meeting, allocated on the basis of the number of shareholder accounts of each Fund.

Each Fund's investment adviser is WRIMCO, principal underwriter is W&R, and accounting services and shareholder servicing agent is WRSCO. Each of these entities has as its principal place of business 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

SHAREHOLDER PROPOSALS

As a general matter, the Corporation does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Corporation's shareholders should send such proposals to the Secretary of the Corporation at 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217. Proposals must be received a reasonable period of time prior to any meeting to be included in the proxy materials or otherwise to be considered at the meeting. Moreover, inclusion of such proposals is subject to limitations under the federal securities laws. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

OTHER BUSINESS

No business, other than as set forth above, is expected to come before the Meeting. Should any other matters requiring a vote of shareholders properly come before the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote thereon in accordance with their judgment on such matter(s).

By Order of the Board of Directors,

Kristen A. Richards Secretary

April 21, 2003

EXHIBIT A

NUMBER OF OUTSTANDING SHARES OF EACH FUND

W&R FUNDS, INC.

Fund	Shares Outstanding as of March 28, 2003

W&R Asset Strategy Fund

W&R Core Equity Fund

W&R High Income Fund

W&R International Growth Fund

W&R Large Cap Growth Fund

W&R Limited-Term Bond Fund

W&R Mid Cap Growth Fund

W&R Money Market Fund

W&R Municipal Bond Fund

W&R Science and Technology Fund

W&R Small Cap Growth Fund

W&R Tax-Managed Equity Fund

5,765,144 33,943,668 3,702,246 8,844,458 3,854,136 7,497,609 2,802,599 20,872,886 2,511,437 6,585,860 42,668,019 784,259

EXHIBIT B

BENEFICIAL OWNERSHIP OF GREATER THAN 5% OF FUND SHARES

As of March 31, 2003

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percent

Waddell & Reed, Inc. ATTN: Waddell & Reed Controller	W&R Money Market Fund __________ shares	16.14%
P.O. Box 29217 Shawnee Mission KS 66201-9217

Three easy ways to vote your proxy

____________________________________

The accompanying proxy statement discusses important matters affecting W&R Funds, Inc. Please take time to read the proxy statement, then cast your vote. There are three easy ways to vote--choose the method that's most convenient for you. Please vote all proxy cards received.

1. Vote by telephone. Just call our dedicated proxy voting number---1-800-690-6903. This is a toll-free number. It's available 24 hours a day, seven days a week. For each proxy, enter the control number printed on the upper portion of the card and follow the voice promptings to record your vote.

2. Vote by Internet. Visit the web site---www.proxyweb.com and enter your control number. Then follow the voting instructions that will appear. Vote each card received separately.

3. Vote by mail. Simply fill out the proxy cards and return them to us in the enclosed postage paid envelope. Please do not return your cards if you vote by phone or Internet.

Remember -- your vote matters. Please vote today!

Waddell & Reed

Financial Services [logo]

PROXY CARD

W&R Funds, Inc.

W&R Asset Strategy Fund

W&R Core Equity Fund

W&R High Income Fund

W&R International Growth Fund

W&R Large Cap Growth Fund

W&R Limited-Term Bond Fund

W&R Mid Cap Growth Fund

W&R Money Market Fund

W&R Municipal Bond Fund

W&R Science and Technology Fund

W&R Small Cap Growth Fund

W&R Tax-Managed Equity Fund

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

June 3, 2003

This proxy is being solicited on behalf of the Boards of Directors of W&R Funds, Inc. (the "Corporation") and relates to: the election of directors on behalf of the Corporation; the amendment of each Fund's policies regarding lending and borrowing; the amendment of W&R Asset Strategy Fund's policy regarding investment in precious metals; the amendment of the Corporation's Articles of Incorporation to change the par value of its shares; and the ratification of the selection of the Corporation's independent accountants. The undersigned hereby appoints as proxies Kristen A. Richards and Daniel C. Schulte, and each of them (with power of substitution), to vote all shares of the undersigned in any of the Funds at the Annual Meeting of Shareholders to be held at 2:00 pm, local time, on June 3, 2003, at the offices of the Corporation, 6300 Lamar Avenue, Overland Park, Kansas 66202, and any adjournment(s) thereof ("Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "For" all nominees for director named in the Corporation's proxy statement relating to the Meeting, "For" the proposal to amend the Fund's policy regarding lending, "For" the proposal to amend the Fund's policy regarding borrowing, "For" the proposal to amend W&R Asset Strategy Fund's policy regarding investment in precious metals, "For" the proposal to amend the Corporation's Articles of Incorporation to change the par value of its shares, and "For" the proposal to ratify the selection of the Corporation's independent accountants, and to grant discretionary power to vote upon such other business as may properly come before the Meeting.

Your vote is important no matter how many shares you own.
If you are not voting by phone or Internet, please sign and date this proxy card and return it promptly in the enclosed envelope.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOTE TODAY BY MAIL,

TOUCH-TONE PHONE OR THE INTERNET

CALL TOLL-FREE 1-800-690-6903

OR LOG ON TO WWW.PROXYWEB.COM

***Control Number: 999 999 999 999 99***	Please fold and detach card at perforation before mailing

Please vote by checking the appropriate box below.

Vote On Proposal	FOR all nominees listed (except as marked to the contrary at left)	WITHHOLD authority to vote for all nominees
  To elect the Board of Directors.

  All Funds

  (01) Keith A. Tucker

  (02) Jarold W. Boettcher

  (03) James D. Gressett

  (04) Joseph Harroz, Jr.

  (05) Henry J. Herrmann

  (06) Glendon E. Johnson, Jr.

  (07) Eleanor B. Schwartz

  (08) Michael G. Smith

  (09) Edward M. Tighe

	[ ]	[ ]
Instruction: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) on the line below. ____________________________________________________
2. For each Fund: To amend the Fund's policy regarding lending.	[ ]	[ ]
3. For each Fund: To amend the Fund's policy regarding borrowing.	[ ]	[ ]
4. For W&R Asset Strategy Fund: To amend the Fund's policy regarding investments in precious metals.	[ ]	[ ]
5. To amend the Articles of Incorporation to change the par value of the Corporation's shares to $0.001.	[ ]	[ ]
6. To ratify the selection of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending March 31, 2004.	[ ]	[ ]
Please check the box if you will attend the Meeting: [ ]

[NAME AND ADDRESS]

Please sign exactly as name appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date _______________________________, 2003

Signature (owner, joint owners, trustee, custodian, etc.)